LEWIS   KESSLER
                               &
                             KELSCH
                    ------------------------
                   A Professional Corporation



May 17, 2005


Nicole Milkovich, President
Milk Bottle Cards, Inc.
2032 West 1st Ave, Vancouver
British Columbia, Canada, V6J 1G8


RE:  Registration Statement on Form SB-2 Under the Securities Act of
 1933 (the "Registration Statement"), of Milk Bottle Cards, Inc., a Nevada corporation (the "Company")


Gentlemen:

We have acted as special counsel for the Company for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement) of the 1,000,000 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company.

In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.  Certificate of Incorporation of the Company, as amended to date;
2.  Bylaws of the Company, as amended to date;
3. The records of corporate proceedings relating to the issuance of the Shares and authorizing the offering.
4. Such other instruments and documents, if any, as we have believed to necessary for the purpose of rendering the following opinion.

In such examinations, we have assumed the authenticity and completeness of all documents, certificates and records submitted to us as originals, the conformity to the original instruments of all documents, certificates and records submitted to us as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, we have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law as we have believed necessary and relevant.






                                  1

We do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Nevada (the "NVCL"), all applicable provisions of the State of Nevada Constitution and all reported judicial decisions interpreting those laws, as well as U.S. federal securities law. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. Based on the following we are of the following opinion:

1. Milk Bottle Cards, Inc. (the "Company") is a duly and legally organized and existing Nevada State Corporation, with its registered office located in Carson City, Nevada and its principal place of business located at 2032 West 1st Ave, Vancouver, British Columbia, Canada, V6J 1G8. The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on November 19, 2004. The Company's existence and form is valid and legal pursuant to the representation above.

2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued, it was fully paid for and non-assessable. The Common Stock to be sold under this Form SB-2 Registration Statement is likewise legal under the laws of the State of Nevada.

3. To our knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the Registration Statement. We know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the Registration Statement. We know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the move line up...Registration Statement.

4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

5. By directors' resolution, the Company has authorized the issuance of 1,000,000 shares of Common Stock for this offering. The Company's Articles of Incorporation presently provide the authority to the Company to issue 100,000,000 shares of Common Stock, $0.001 par value.


                                   2



Based upon the foregoing, we are of the opinion that the Shares being offered for sale and issuable by the Company pursuant to this Registration Statement will be duly authorized and validly issued, fully paid and non-assessable when issued, as contemplated by the Registration Statement.

We do hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly,
/s/ Michael M. Kessler
LEWIS, KESSLER & KELSCH, a  Professional Corporation
By: Michael M. Kessler, Esq
















                                      3